Exhibit 10.6
AMENDMENT TO EMPLOYMENT AGREEMENT
     This amendment (the “Amendment”), effective as of January 1, 2009, amends the Agreementiii between Kevin Stevenson (“Employee”) and the Company, dated November 14, 2008.
     If, during the term of the Agreement, an event that would be considered a Separation from Service (as that term is defined by the Internal Revenue Service) occurs that makes Employee eligible to receive a form of termination paymentiv, the Company shall not issue such payment prior to the expiration of six (6) months from the Date of Termination.
     If there is any conflict between this Amendment and the Agreement, the Amendment shall prevail. Except as provided herein, the terms of the Agreement remain unchanged.
     IN WITNESS HEREOF, the parties hereto have executed this Amendment.
Dated: December 30, 2008
PORTFOLIO RECOVERY ASSOCIATES, INC.

By: Name:	/s/ Judith S. Scott Judith S. Scott
Title:	General Counsel
EMPLOYEE
Kevin Stevenson

/s/ Kevin Stevenson

iii	Capitalized terms not defined herein shall have the same meanings ascribed to them in the Agreement.

iv	Such events may include, but are not limited to termination for disability, constructive termination and or non-renewal of the Agreement, if applicable.